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                                                                    Exhibit 5.01

                   Buchanan Ingersoll Professional Corporation
                                One Oxford Centre
                          301 Grant Street, 20th Floor
                            Pittsburgh, PA 15219-1410

                                  June 29, 2001

Adelphia Communications Corporation
One North Main Street
Coudersport, Pennsylvania 16915

Re:      Adelphia Communications Corporation

Ladies and Gentlemen:

         We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia" or the "Company"), in connection with the preparation of a Registration Statement on Form S-3, registering 1,810,918 shares of Class A common stock (the "Shares") and to which this opinion is an exhibit (the "Registration Statement"), including the form of prospectus included therein (the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration for resale by the Selling Stockholders named therein. The Shares are being issued orginally by the Company to the Selling Stockholders in connection with the acquisition by the Company of certain assets of the Selling Stockholders (the "Transaction").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Upon the basis of such examination, we advise you that in our opinion, the Shares to be sold by the Selling Stockholders, when duly issued and delivered to the Selling Stockholders upon the closing of and in accordance with the Transaction, shall be duly and validly authorized, validly issued, fully paid and non-assessable. It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION


                                   By:  /s/ Carl E. Rothenberger, Jr.
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